SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: SEPTEMBER 30, 2002

World Health Alternatives, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	333-84934	04-3613924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Lime Kiln Road
Darlington, Pennsylvania 16115
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:(724) 891-6618
(Registrant's telephone number, including area code)

All correspondence to:
Brenda Lee Hamilton Esquire
Hamilton, Lehrer and Dargan P.A.
2 East Camino Real Suite 202
Boca Raton Florida 33432
561-416-8956

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

World Health Alternatives, Inc. is referred to herein as "the Company", "us", or "we".

Item 1. Changes In Control Of Registrant
Not Applicable.

Item 2. Acquisition Or Disposition Of Assets
Not Applicable.

Item 3. Bankruptcy or Receivership
Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.
Not Applicable.

Item 5. Other Events and Regulation FD Disclosure.
On September 26, 2002, the National Association of Securities Dealers approved our common stock for quotation on the Over the Counter Bulletin Board under the symbol "WHAI".

On September 27, 2002, our Board of Directors unanimously approved a forward stock split of our common stock at a ratio of two (2) shares for every one (1) share held. The forward stock split will become effective on October 7, 2002. After the forward stock split, we will have 51,487,400 shares of common stock issued and outstanding. Prior to the forward stock split, we had 25,743,700 shares of Common Stock outstanding. Our preferred shares were not affected by the forward stock split and we will remain authorized to issue 100,000,000 shares of preferred stock. We increased our authorized capital shares in proportion to the forward stock split. After the effective date of the forward stock split, we will be authorized to issue 200,000,000 shares of common stock. Prior to the forward stock split, we were authorized to issue 100,000,000 shares of common stock. In connection with the forward stock split, we will amend our Articles of Incorporation.

Item 6. Resignations of Registrant's Directors.
Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits
Amendment to the Articles of Incorporation of World Health Alternatives, Inc.

Item 8. Change In Fiscal Year.
Not Applicable.

Item 9. Regulation FD Disclosure.
Not Applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.
SEPTEMBER 30, 2002

/s/ Edward Siceloff
President and Chief Executive Officer